UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 1, 2009
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SES Solar Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000- 49891	33-0860242
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

129 Route de Saint-Julien, Plan-les-Ouates Geneva, Switzerland	1228
(Address of principal executive offices)	(Zip Code)

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Registrant’s telephone number, including area code: 41.22.884.1484

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 27, 2008, SES Solar Inc. (the “Company”), through its wholly owned subsidiary, SES Société d’Energie Solaire SA, signed a six month CHF5,000,000 (five million) credit facility with the Geneva State Department of Territory – Service of Energy (hereinafter, “ScanE”) to finance improvements at the Company’s manufacturing facility located in Geneva, Switzerland. The credit facility is secured by a 4th ranked mortgage on the building and carried an interest rate of 4%.  As previously disclosed in the Company’s quarterly report on Form 10-Q for the three months ended March 31, 2009, filed on May 15, 2009,  the credit facility matured on April 27, 2009, although the Company submitted a formal request to ScanE on May 7, 2009 to extend the credit facility’s maturity date.

By decision dated July 1, 2009, ScanE agreed to extend the maturity date of the credit facility for an additional six months, commencing May 7, 2009.  The Company also successfully negotiated a reduction in the interest rate from 4% to 3% per annum, also commencing May 7, 2009.

A copy of the amended credit facility, dated July 1, 2009, is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As noted above, on July 1, 2009, ScanE granted the Company’s request that the term of its six month credit facility, dated October 27, 2008, be extended.  The amended agreement’s new maturity date is November 7, 2009.   Other than with respect to this new maturity date and the reduction in the interest rate from 4% to 3%, commencing May 7, 2009, the information required by this Item 2.03 has been previously reported.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit 99.1	Amended Credit Facility, dated July 1, 2009, between SES Solar Inc. and the Geneva State Department of Territory – Service of Energy

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 6, 2009	SES SOLAR INC.

	By:	/s/ Sandrine Crisafulli
Sandrine Crisafulli
Chief Financial Officer and Chief Operating Officer

EXHIBIT INDEX

Description
99.1	Amended Credit Facility, dated July 1, 2009, between SES Solar Inc. and the Geneva State Department of Territory – Service of Energy